EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-107608 of Rotech Healthcare Inc. on Form S-8 of our report dated April 13, 2004 appearing in this Annual Report on Form 10-K of Rotech Healthcare Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

Orlando, Florida

April 13, 2004